Exhibit 99.1

SECOND AMENDMENT TO ACQUISITION AGREEMENT

This Second Amendment to Acquisition Agreement (the “Amendment”) is executed as of November 23, 2007, by Mac Farms of Hawaii, LLC, a Delaware limited liability company (“Mac Farms”) and Kapua Orchard Estates, LLC, a Delaware limited liability company (“Kapua”), (both collectively sometimes called “Seller”), and ML Macadamia Orchards, L.P. (“MLP” or “Buyer”), a Delaware limited partnership, with reference to the following facts:

A.            Effective as of May 24, 2007, Mac Farms, Kapua and Buyer executed an Acquisition Agreement, as amended, (the “Agreement”) providing for the acquisition by Buyer of certain personal property assets and the subleasing, leasing or otherwise acquiring rights of use from Seller for those real property assets used by Seller in connection with its macadamia nut operations, all as more particularly set forth in the Agreement. Unless otherwise defined herein, the capitalized terms in this Amendment shall have the same meaning as set forth in the Agreement.

B.            In order to prepare the necessary financial statements for inclusion in the Buyer’s Proxy Statement, the Parties have agreed to extend the time for closing the transaction, to take such other actions as set forth in this Amendment and to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the Parties have agreed as follows:

1.           Section 2.6 of the Agreement is amended solely to change the date “December 31, 2007” to February 15, 2008.

2.           Section 2.8(d) of the Agreement is amended solely to change the date “December 31, 2007” to February 15, 2008.

3.             The last sentence of Section 2.9 of the Agreement is amended in its entirety to read as follows:

“For example, if the Average Closing Price is $4.67, and the Floor Price is $4.72, then Buyer would pay an additional $32,500 in cash as the Unit Price Adjustment ($0.05 multiplied by 650,000) on the Closing Date.”

4.             The first sentence of Subsection 5.9(d) is amended in its entirety to read as follows:

“Seller (with the assistance of Grant Thornton) shall prepare the Third Quarter Financial Statements, as defined herein, and cause them to be reviewed by Grant Thornton. Seller shall deliver such financial statements to Buyer in form reasonably acceptable to Buyer. Thereafter, Buyer shall amend, finalize, and file with the SEC an Amendment No. 1 to the Proxy Statement and a definitive Proxy Statement.”

5..             Subsection 5.9(f) is added to the Agreement and shall read as follows:

“(f) Buyer shall reimburse Seller within ten (10) days after receipt of a reimbursement request from Seller, accompanied by the relevant invoices of the Seller’s Accountants, for all payments of all fees and expenses paid to the Seller’s Accountants by Seller in connection with their: (i) review of the Buyer’s Proxy Statement; and (ii) preparation of certain financial statements, management discussion and analysis and other related financial information for the periods ended September 30, 2006 and September 30, 2007 (the “Third Quarter Financial Statements”), for inclusion in the Buyer’s Proxy Statement.

6.               Section 9.1(e) is amended solely to change the date “December 31, 2007” to February 15, 2008.

7.               All questions concerning the construction, validity and interpretation of this Amendment will be governed by and construed in accordance with the Laws of the State of Hawaii without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Hawaii. This Amendment may be executed in counterparts, each of which is deemed an original, and such counterparts constitute one and the same instrument, which may be sufficiently evidenced by a counterpart. A facsimile, telecopy, PDF, or other reproduction of this Amendment may be executed by one or more Parties, and an executed copy of this Amendment may be delivered by one or more Parties by facsimile, PDF e-mail, or similar instantaneous electronic transmission device under which the signature of or on behalf of such Party can be seen, and such execution and delivery is to be considered valid, binding and effective for all purposes. At the request of any Party, the Parties agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof. No amendment or modification of this Amendment is valid unless in writing and signed by the Parties.

8.              Except as expressly modified above, all terms and conditions of the Agreement shall remain in full force and effect.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties are signing this Second Amendment to Acquisition Agreement as of the date first above written, but effective as of May 24, 2007.

BUYER :

ML MACADAMIA ORCHARDS, L.P.

By:
DENNIS J. SIMONIS, President

SELLER

MAC FARMS OF HAWAII, LLC

By:
ROBERT D. SPARKS, Chairman of the Board

KAPUA ORCHARD ESTATES, LLC
By:	MFH Investors, LLC, its manager

By:
JEFF GILBRECH, Vice-President